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                                                                    EXHIBIT 99.1
For Further Information:
Jane Salance, Esq.                                            5395 Pearl Parkway
Carrier Access Corporation                                Boulder, CO 80301-2490
Direct: 303-218-5764                                           Fax: 303-546-9724
mailto:jsalance@carrieraccess.com                          www.carrieraccess.com


   CARRIER ACCESS REPORTS FOURTH QUARTER AND 2003 YEAR END FINANCIAL RESULTS

BOULDER, Colo. - January 20, 2004 - Carrier Access Corporation (NASDAQ: CACS), a manufacturer of broadband communications equipment, today reported results for its fourth quarter and year ended December 31, 2003.

Revenue for the fourth quarter of fiscal 2003 was $23.3 million compared with $15.9 million for the third quarter of fiscal 2003 and $11.5 million for the fourth quarter of fiscal 2002. Net income for the fourth quarter of fiscal 2003 was $1.5 million or $0.05 per diluted share compared with net income for the third quarter of fiscal 2003 of $702,000 or $0.03 per diluted share and a net loss of $8.0 million or $0.32 per diluted share for the fourth quarter of fiscal 2002.

Revenue for the year 2003 was $62.6 million compared with $50.2 million for the year of 2002. Net income for the year of 2003 was $2.5 million or $0.09 per diluted share, compared with a net loss for the year of 2002 of $52.7 million or $2.13 per diluted share.

"The fourth quarter was an excellent quarter for Carrier Access as we recorded our fourth consecutive quarter of revenue and net income growth," said Roger Koenig, President and CEO of Carrier Access. "Our fourth quarter results showed a 46% gain in revenue to $23.3 million over $15.9 reported in the third quarter. This revenue increase was primarily driven by our wireless customer deployments."

"We believe that 2003 was a successful year for Carrier Access. At the beginning of the year our focus was to increase revenues and return to profitability during the year. Our approach for achieving this goal was to diversify our customer base, focus our sales and marketing efforts on wireless and other new markets, and introduce new products, while controlling our expenses. We believe that our 2003 results clearly demonstrate that we achieved this goal - as we ended the year profitably with revenue growth of 24.5% over 2002."

Carrier Access will hold a conference call today at 9:15 a.m. EDT to review these results. The call is open to the public. Those who wish to participate should dial 630-395-0026, domestically or internationally, at least fifteen minutes prior to the scheduled start time for the call and reference Carrier Access.

Carrier Access has also scheduled this event to be broadcast live via web cast and replayed for the remainder of 2004. To access this web cast please go to the Investor Relations page at www.carrieraccess.com/investors, or www.companyboardroom.com.

FORWARD-LOOKING STATEMENT CAUTION

This press release contains forward-looking statements regarding new customer initiatives and the ability to attain revenue with these new customer initiatives, as well as our growth prospects and market share gains in broadband access and service creation and our ability to control expenses. Our results of operations for the year ended 2003 are not necessarily indicative of the results that may be expected for any future period. We caution that actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, continuing uncertainty regarding general economic conditions, changes in
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capital spending by carriers and telecommunications companies, market acceptance of our products, problems with or at our customers, distributors and/or suppliers, growth rates within our industry, the financial stability of our customers, the introduction of new competition and technologies, and other risks and uncertainties including those factors discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2002 and other documents periodically filed with the Securities and Exchange Commission. We do not undertake any obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT CARRIER ACCESS CORPORATION

Carrier Access designs, manufactures and sells broadband access equipment to communications service providers. Our products are used to upgrade capacity of wireline and wireless communications networks. Our products also enable our customers to offer voice and data services, which historically have been offered on separate networks, on a single, converged network. We design our products to enable our customers to deploy new revenue-generating voice and data services, while lowering capital and operating costs. For more information visit www.carrieraccess.com.
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                            CARRIER ACCESS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share amounts)
                                    (Unaudited)



                                               Three Months Ended                          Year Ended
                                                  December 31,                            December 31,
                                             2003               2002              2003                  2002
                                          ---------           --------          --------              --------
Net revenue                                $ 23,270           $ 11,461          $ 62,556              $ 50,247
Cost of goods sold                           13,214              7,294            35,224                33,145
                                           --------           --------           -------              --------
Gross profit                                 10,056              4,167            27,332                17,102
                                           --------           --------           -------              --------
Operating expenses:
    Research and development                  3,309              3,629            10,948                23,536
    Sales and marketing                       3,593              4,074            11,776                18,254
    General and administrative                1,572              1,810             5,415                 9,831
    Bad dept expense (recoveries)              (104)                28            (3,085)                5,557
    Restructuring Charge                         --              1,981                --                 1,981
    Asset impairment charge                      --                800                --                 9,795
    Other intangible amoritization              262                 --               262                   216
    Amoritization of deffered stock
      compensation                               --                 30                --                   199
                                           --------           --------           -------              --------
Total operating expenses                      8,632             12,352            25,316                69,369
                                           --------           --------           -------              --------
Income (loss) from operations                 1,424             (8,185)            2,016               (52,267)

Other income (expense), net                      95                121               353                   714
                                           --------           --------           -------              --------
Income (loss) before income taxes             1,519             (8,064)            2,369               (51,553)

Income tax expense (benefit)                     --                (41)              (89)                1,102
                                           --------           --------           -------              --------
Net income (loss)                          $  1,519           $ (8,023)          $ 2,458             $ (52,655)
                                           ========           ========           =======              ========

Income (loss) per share - basic            $   0.06           $  (0.32)          $  0.10              $  (2.13)

Income (loss) per share - diluted          $   0.05           $  (0.32)          $  0.09              $  (2.13)
Weighted average common shares:
    Basic                                    25,206             24,771            24,815                24,754
    Diluted                                  27,710             24,771            26,545                24,754

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                            CARRIER ACCESS CORPORATION
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (In thousands)
                                    (Unaudited)




                                          December 31,       December 31,
                                             2003               2002
ASSETS                                    ----------         ----------
Current assets:
  Cash, cash equivalents and
    marketable securities                  $ 36,542           $ 25,728
  Accounts receivable, net                   18,333              8,598
  Inventory, net                             26,135             24,134
  Other current assets                        4,709              8,187
                                           --------           --------
  Total current assets                       85,719             66,647

Long-lived assets, net                       21,823              9,790
                                           --------           --------
  Total assets                             $107,542           $ 76,437
                                           ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities                  $ 18,148           $ 10,323

Stockholders' equity                         89,394             66,114
                                           --------           --------
  Total liabilities and stockholders'
    equity                                 $107,542           $ 76,437
                                           ========           ========